UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On July 2, 2018, Nuvectra Corporation (the “Company”) announced via press release that on June 18, 2018, it received notice from the Food & Drug Administration (the “FDA”) regarding its original pre-market approval application and its subsequent amendment to such application for its VirtisTM Sacral Neuromodulation Device (“Virtis”). The FDA requested that the Company provide supplemental information related to modifications to the Virtis device, labeling and manufacturing. Specifically, the FDA asked the Company to provide a more descriptive explanation of the changes in its most recent amendment relative to what was provided in the Company’s original PMA submission, as well as clarifications of data related to MRI compatibility. The Company clarified the FDA’s requests on June 27, 2018 and is in the process of preparing comprehensive responses to address each request, thereby initiating a 180-day review process by the FDA.

On June 22, 2018, the Company also received notice from TÜV SÜD, the Company’s notified body in Europe, regarding its Virtis application for CE Mark. TÜV SÜD notified the Company that it was unable to approve the Company’s CE Mark for Virtis without additional clinical study data regarding the safety and efficacy of the device for the requested indication. On June 28, 2018, the Company confirmed TÜV SÜD’s decision and initiated discussions with TÜV SÜD regarding its CE Mark application and the scope of future clinical data that may be requested. As the Company completes its assessment of TÜV’s clinical requirements, it is currently evaluating the best path to pursue its application for CE Mark.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Nuvectra Corporation, dated July 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 2, 2018	NUVECTRA CORPORATION

By: /s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer